Exhibit 8.1

[LETTERHEAD OF HOGAN LOVELLS US LLP]

November 21, 2025

Landwirtschaftliche Rentenbank

Theodor-Heuss-Allee 80

60486 Frankfurt am Main

Germany

Ladies and Gentlemen:

We have acted as United States special tax counsel to Landwirtschaftliche Rentenbank (“Rentenbank”) in connection with the filing of a registration statement (the “Registration Statement”) under Schedule B of the Securities Act of 1933 and hereby confirm to you that our opinion is as set forth under the caption “United States Taxation” in the prospectus included in the Registration Statement, subject to the limitations contained therein.

We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us under the heading “United States Taxation”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Hogan Lovells US LLP

HOGAN LOVELLS US LLP